Exhibit 4.1

SUPERVALU INC.

Officers’ Certificate and Authentication Order
For 6.750% Senior Notes due 2021

Pursuant to the Indenture dated as of July 1, 1987 between SUPERVALU INC. (the “Company”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (as so amended and supplemented, the “Indenture”) and the resolutions adopted by the Board of Directors of the Company on April 25, 2013, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

Capitalized terms used but not defined herein and defined in the form of Security attached hereto as Exhibit A shall have the respective meanings ascribed to them in the form of Security attached hereto as Exhibit A.  Capitalized terms used but not defined herein or in the form of Security attached hereto as Exhibit A and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A.    Establishment of Series Pursuant to Section 301 of Indenture.  There is hereby established pursuant to Section 301 of the Indenture a series of Securities which shall have the following terms:

1.             Title; Securities.  The series of Securities hereby being authorized shall bear the title “6.750% Senior Notes due 2021” (referred to herein as the “Securities”).  The Securities shall include (a) the Securities initially issued on the Issue Date, (b) any Exchange Securities issued in exchange for Securities pursuant to the Exchange Offer, (c) any Private Exchange Securities issued in exchange for Securities pursuant to the Registration Rights Agreement, and any other Securities issued after the Issue Date under the Indenture.  All Securities shall vote together and otherwise constitute a single series of Securities under the Indenture.

2.             Aggregate Principal Amount of Securities; Additional Securities.  The aggregate principal amount of Securities shall be initially $400,000,000 (except as noted in Sections 303, 304, 305, 306, 906 or 1107 of the Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Securities, “reopen” this series of Securities so as to increase the aggregate principal amount of Securities Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as (i) any such additional Securities are issued prior to the first date on which any Registration Statement is filed with the Commission, (ii) any such additional Securities have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Securities then Outstanding, and (iii) appropriate provision is made by the Company so that any such additional Securities may be tendered for Exchange Securities pursuant to the Exchange Offer and, if applicable, registered pursuant to a Shelf Registration Statement.

3.             Initial Issuance.  Except as provided in the following paragraph, the Securities shall be issued only as Registered Global Securities.  The Securities shall not be issued in temporary global form.  Rule 144A Securities, Regulation S Securities and the Exchange Securities shall each be issued initially in the form of one or more permanent Global Securities registered in the name of the Depositary or its nominee (each Security represented by a Global Security being herein referred to as a “Book-Entry Security”) and deposited with the Trustee, as custodian for the Depositary.  The Depositary with respect to such Global Securities shall be The Depository Trust Company.  The circumstances under which a Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee shall be as provided in Section 305 of the Indenture and Sections 14 and 15 hereof.

Certificated Securities shall be issued to all beneficial owners in exchange for their beneficial interests in a Global Security only if (1) The Depository Trust Company (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or (b) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in either case the Company fails to appoint a successor depositary; (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities; or (3) there has occurred and is continuing a Default or Event of Default with respect to the Securities.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Securities upon prior written notice given to the Trustee by or on behalf of The Depository Trust Company in accordance with the Indenture. In all cases, Certificated Securities delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the Securities Act Legend, unless that legend is not required by applicable law.

4.             Interest.  The principal of the Securities shall bear interest at the rate of 6.750% per annum (subject, in the case of Securities which are Registrable Securities, to increase upon the occurrence of any Registration Default as provided in the form of Security attached hereto as Exhibit A) from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on June 1 and December 1 (each, an “Interest Payment Date”) in each year, commencing December 1, 2013, to the Persons in whose names the Securities (or one or more Predecessor Securities) are registered at the close of business on the May 15 or November 15 immediately preceding such Interest Payment Dates (each a “Regular Record Date”), regardless of whether such Regular Record Date is a Business Day.  Any overdue principal of and premium, if any, on the Securities and any overdue installment of interest on the Securities shall, to the extent permitted by law, bear interest at the rate of 6.750% per annum (subject, in the case of Securities which are Registrable Securities, to increase upon the occurrence of any Registration Default as provided in the form of Security attached hereto as Exhibit A).

Promptly following any increase in the interest rate on the Registrable Securities as the result of a Registration Default, the Company shall deliver an Officers’ Certificate to the Trustee, notifying the Trustee of such Registration Default and setting forth the effective date of such increase in the interest rate on the Registrable Securities and the interest rate in effect on the Registrable Securities as a result of such Registration Default, and, in the event of any further increase in the interest rate on the Registrable Securities as the result of the continuance of a Registration Default, shall promptly deliver a similar Officers’ Certificate to the Trustee.  Any such increase in the interest rate on the Registrable Securities shall remain in effect until such time as all Registration Defaults have been cured or ceased to exist and the Company shall have

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delivered an Officers’ Certificate to the Trustee to the effect that (i) all Registration Defaults have been cured or have ceased to exist and (ii) the date of such cessation or cure, whereupon the interest rate on the Registrable Securities shall be reduced to the original interest rate thereon effective as of the date of such cessation or cure.

Interest on the Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

Anything herein to the contrary notwithstanding, if any Private Exchange Securities are issued, then such Private Exchange Securities shall provide for the payment of Additional Interest (as defined in the form of Security attached hereto as Exhibit A) upon a Registration Default, and shall bear the Securities Act Legend (as defined in the form of Security attached hereto as Exhibit A) until such time as any such Private Exchange Security shall cease to be a Restricted Security (as defined in the form of Security attached hereto as Exhibit A), in which case the Company will, at the request of the Holder, issue in exchange therefor or upon transfer thereof, an Exchange Security.  Anything herein to the contrary notwithstanding, the Private Exchange Securities shall be issued as Global Securities or, if requested by any Holder thereof, as certificated Securities (“Certificated Securities”).

5.             Stated Maturity.  The principal of each Security shall be due and payable on June 1, 2021.

6.             Place of Payment.  The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Securities, and the place where the principal of and premium, if any, and interest on the Securities shall be payable, where Securities may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Indenture, demands to or upon the Company in respect of the Securities may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, which initially shall be the office of the Trustee located at Four Albany Street, New York, New York, 10006, Attention: Corporate Trust Services.  Payment of principal of and interest on each Book-Entry Security represented by a Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Securities represented thereby for all purposes under the Indenture.

7.             Redemption.  The Securities are subject to redemption at the option of the Company as provided in the form of Security attached hereto as Exhibit A and in the Indenture.

8.             No Sinking Funds.  The Company shall not have any obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof.

9.             Authorized Denominations.  The Securities shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

10.          Change of Control.  The Securities are subject to repurchase at the option of the Holders upon a Change of Control as provided in the form of Security attached hereto as Exhibit A and in the Indenture.

11.          Subsidiary Guarantees.  The Securities shall not be guaranteed by any of the Company’s Subsidiaries on the Issue Date.  However, the Securities may be guaranteed by any of

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the Company’s Subsidiaries at any time following the Issue Date under the conditions described in the form of Security attached hereto as Exhibit A and in the Indenture.

12.          No Additional Amounts.  The Company shall not pay any additional amounts on Securities held by a Person who is a United States Alien in respect of any tax, assessment or governmental charge withheld or deducted.

13.          Legends.  Upon the transfer, exchange or replacement of Securities not bearing a Securities Act Legend, the Security Registrar shall deliver Securities that do not bear a Securities Act Legend.  Upon the transfer, exchange or replacement of Securities bearing a Securities Act Legend, the Registrar shall deliver only Securities that bear a Securities Act Legend unless (i) such Security is being exchanged for an Exchange Security in an Exchange Offer, in which case the Exchange Securities shall not bear a Securities Act Legend, or (ii) such Security is being transferred pursuant to a Shelf Registration statement or other effective registration statement; provided that upon the request made by the Holder of any Security bearing a Securities Act Legend from and after the Resale Restriction Termination Date with respect to such Security, the Company will execute and the Trustee will authenticate and deliver, in exchange for such Security, a new Security in like aggregate principal amount but not bearing the Securities Act Legend.  The provisions of this Section 13 shall also apply to the transfer or exchange of beneficial interests in Global Securities.  Except in the case of Exchange Securities issued pursuant to the Exchange Offer, the Trustee shall not issue any Securities which do not bear the Securities Act Legend until it has received an Officers’ Certificate from the Company directing it to do so.

14.          Book-Entry Provisions for Global Securities.

(1)           General.  Transfers of a Global Security shall be limited as specified in Section 204 of the Indenture (such Section 204 having been added by Section 103 of the First Supplemental Indenture). Transfers and exchanges of beneficial interests in a Global Security may be made in accordance with the rules and procedures of the Depositary, subject to the provisions of Sections 14 and 15 to the extent applicable.

(2)           Transfers of Global Securities for Certificated Securities.   In connection with any transfer of a beneficial interest in a Global Security to a Person who will take delivery thereof in the form of a Certificated Security, the Trustee shall reflect on its books and records and by endorsement on the grid attached to such Global Security the date and a decrease in the principal amount of such Global Security equal to the principal amount of the beneficial interest to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and terms and in the same aggregate principal amount, registered in the name of the transferee.

(3)           Transfers of Certificated Securities for Global Securities.   In connection with any transfer of a Certificated Security to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security, the Trustee shall reflect on its books and records and on the grid attached to such Global Security the date and an increase in the principal amount of such Global Security equal to the principal amount of the Certificated Security to be transferred, the Trustee shall cancel such Certificated Security and, if the entire principal amount of such Certificated Security is not being transferred, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities equal in principal amount to the principal amount not being transferred, registered in the name of the transferor; provided that any transfer of a Certificated Security that is a Restricted Security to a Person who will take delivery

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thereof in the form of a beneficial interest in a Global Security which is a Restricted Security shall be effected only as permitted by Section 15.

(4)           Transfers Among Global Securities.  In connection with any transfer of a beneficial interest in a Global Security to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the Trustee shall reflect on its books and records and by endorsement on the grid attached to such original Global Security the date and a decrease in the principal amount of such first Global Security equal to the principal amount of the beneficial interest to be so transferred, and shall also reflect on its books and records and on the grid attached to such second Global Security the date and an increase in the principal amount of such Global Security equal to the principal amount of the beneficial interest to be transferred; provided that any transfer of a beneficial interest in a Global Security which is a Restricted Security to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security which is not a Restricted Security shall be effected only pursuant to the Exchange Offer or as otherwise permitted by Section 15.

(5)           Exchange of all Global Securities for Certificated Securities.  In the event that Global Securities are exchangeable for Certificated Securities as provided in the last paragraph of Section 305 of the Indenture (such paragraph having been added by Section 106(b) of the First Supplemental Indenture), and, in the case of an event described in clause (i) of such paragraph, the Company fails to appoint a successor depositary, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities an equal aggregate principal amount of Certificated Securities, registered in the names provided by the Depositary.

15.          Transfer and Exchange.

(1)           Transfer of 144A Securities.  The following provisions shall apply with respect to any proposed transfer of a Rule 144A Security or a beneficial interest therein prior to the date which is one year after the later of the date of first original issue, the original issue date of any additional Securities  and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”):

i.              a transfer of a Rule 144A Security or a beneficial interest therein to a QIB shall be made upon delivery by the transferor to the Trustee of a transfer certificate in the form attached to the Security (“Transfer Certificate”) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Rule 144A Security;

ii.             a transfer of a Rule 144A Security or a beneficial interest therein to a non-U.S. person shall be made upon delivery to the Trustee or its agent by the transferor of a Regulation S transfer certificate (“Regulation S Transfer Certificate”) substantially in the form attached to the Security; and

iii.            unless all of the Global Securities have been exchanged for Certificated Securities as provided in the last paragraph of Section 305 of the Indenture (such paragraph having been added by Section 106(b) of the First Supplemental Indenture), the transferee shall be required to take delivery of any Certificated Security being so

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transferred in the form of a beneficial interest in a Global Security which bears a Securities Act Legend.

After the Resale Restriction Termination Date, interests in a Rule 144A Security may be transferred in accordance with applicable law without requiring the certifications referred to above. A transfer of a beneficial interest in a Rule 144A Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Security only if the transferor first delivers to the Trustee a Regulation S Transfer Certificate.

(2)           Transfer of Regulation S Securities.  The following provisions shall apply with respect to any proposed transfer of a Regulation S Security prior to the date which is forty days after the later of the date of its original issue and the date on which such Security (or any Predecessor Security) was first offered to a Person other than a distributor (as defined in Regulation S) in reliance on Regulation S (the “Restricted Period”):

i.              a transfer of a Regulation S Security or a beneficial interest therein to a QIB shall be made upon delivery by the transferor to the Trustee of a Transfer Certificate certifying that the Regulation S Security or beneficial interest therein is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions; and

ii.             a transfer of a Regulation S Security or a beneficial interest therein to a non-U.S. person shall be made upon delivery to the Trustee or its agent by the transferor of a Regulation S Transfer Certificate.

After the expiration of the Restricted Period, interests in a Regulation S Security may be transferred in accordance with applicable law without requiring the certifications referred to above.

16.          The Securities shall have such other terms and provisions as are set forth in the form of Security attached hereto as Exhibit A (all of which incorporated by reference in and make a part of this Certificate as if set forth in full at this place).

B.    Establishment of Form of Security Pursuant to Section 201 of Indenture.  It is hereby established pursuant to Section 201 of the Indenture that the Securities shall be substantially in the form attached as Exhibit A hereto.

C.    Order for the Authentication and Delivery of Securities Pursuant to Section 303 of Indenture.  It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee authenticate, in the manner provided by the Indenture:

1.                                      one Rule 144A Security in the aggregate principal amount of $400,000,000, CUSIP No. 868536 AU7, ISIN No. US868536AU72, Certificate No. A-1 in the name of Cede & Co., as nominee of the Depository Trust Company; and

2.                                      one Regulation S Security in the aggregate principal amount of $0, CUSIP No. U8681L AA7, ISIN No. USU8681LAA71, Certificate No. S-1 in the name of Cede & Co., as nominee of the Depository Trust Company;

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each of which such Securities has been heretofore duly executed by the proper officers of the Company and delivered to you as provided in the Indenture, and hold each said authenticated Security to or upon the order of the Initial Purchasers on May 21, 2013.

Exchange Securities and Private Exchange Securities may from time to time be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Exchange Securities or Private Exchange Securities, as the case may be, upon cancellation of an equal amount of Securities tendered for exchange pursuant to the Exchange Offer (in a case of the Exchange Securities) or pursuant to the Registration Rights Agreement (in the case of the Private Exchange Securities), upon a Company Order without any further action by the Company.

Pursuant to Section 102 of the Indenture, the undersigned certify as follows:  (i) each of the undersigned has read Sections 201, 301 and 303 of the Indenture, including the definitions related thereto, as well as such other instruments, agreements and other documents and records, as the undersigned has deemed necessary or appropriate to certify as to the matters set forth herein; (ii) in the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the authentication and delivery of the Securities have been complied with; and (iii) in the opinion of each of the undersigned, all conditions precedent referred to in clause (ii) above have been complied with.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, on behalf of the Company we have hereunto signed our names.

Dated:  May 21, 2013

SUPERVALU INC.

By	/s/ Sherry M. Smith
Sherry M. Smith
Executive Vice President and Chief Financial Officer

By	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, Legal, General Counsel and Corporate Secretary

EXHIBIT A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC, as Depositary for this series of Securities (the “Depositary”), or a nominee of the Depositary.  This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

 [Unless and until a Security is exchanged for an Exchange Security or sold pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, the Global Securities shall bear a legend substantially to the effect set forth below in this paragraph (the “Securities Act Legend”), subject to removal of such legend as provided in the Officers’ Certificate and Authentication Order For 6.750% Senior Notes due 2021, dated May 21, 2013: THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.]

REGISTERED NO.	REGISTERED
PRINCIPAL
CUSIP NO.	AMOUNT: U.S. $ ,
ISIN NO.	as revised by the Schedule of Increases and decreases in Global Security attached hereto

SUPERVALU INC.

6.750% Senior Notes due 2021

SUPERVALU INC., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to [                                        ], or registered assigns, the principal sum of [                                        ] United States Dollars ($[                ]), as revised by a Schedule of Increases and Decreases in Global Security attached hereto, on June 1, 2021, and to pay interest thereon from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on June 1 and December 1 in each year, commencing on December 1, 2013 at the rate of 6.750% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 6.750% per annum on any overdue principal and on any overdue installment of interest[To be deleted from Exchange Securities— ; provided that the interest rate on this Security shall be subject to increase under the circumstances provided below].  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on any Security of this series (that is not a Global Security) will be made at the office or agency of the Company maintained for that purpose in The City of New York.  Payment of principal of and interest on any Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security for all purposes under the Indenture.

Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts.

Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

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Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

SUPERVALU INC.

By
			Name:	Sherry M. Smith
			Title:	Executive Vice President and Chief Financial Officer

Attest:

Name:	Karla C. Robertson
Title:	Executive Vice President, Legal, General Counsel and Corporate Secretary

Dated:	May 21, 2013

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee

By DEUTSCHE BANK NATIONAL TRUST COMPANY

By:
Authorized Signature

SUPERVALU INC.

6.750% Senior Notes due 2021

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 1, 1987, as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (the Indenture, as so amended and supplemented, being herein called the “Indenture”), between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities that are not set forth herein and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated above, initially in aggregate principal amount to U.S. $400,000,000; provided that the aggregate principal amount of the Securities of this series which may be Outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture.

The Securities of this series are issuable only in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  The Securities of this series may be issued, in whole or in part, in the form of one or more Global Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to the Depositary or its nominee and registered in the name of the Depositary or such nominee.  As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, certain additional limitations) therein set forth, Securities of this series issued in definitive registered form are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

1.                                      Interest and Method of Payment.  Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.  Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

Any payment on this Security due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

2.             [Delete for Exchange Securities--  Registration Default.  The Holder of this Security is entitled to the benefits of a Registration Rights Agreement.  In the event that:

i.              the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 135th day following the Issue Date, or

ii.             the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Issue Date, or

iii.            the Exchange Offer is not consummated on or prior to the 45th day following the effective date of the Exchange Offer Registration Statement, or

iv.            if required pursuant to the Registration Rights Agreement, a Shelf Registration Statement is not filed with the Commission on or prior to (A) the 180th day following the Issue Date or (B) the 60th day after the filing obligation arises, whichever is later, or

v.             if required, a Shelf Registration Statement is not declared effective on or prior to the 225th day following the Issue Date (or, if a Shelf Registration Statement is required to be filed upon the request of any Initial Purchaser, within 30 days after such request), or

vi.            a Shelf Registration Statement is declared effective by the Commission but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason and either (A) the aggregate number of days in any consecutive 365-day period for which the Shelf Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Shelf Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Shelf Registration Statement or such Prospectus shall not be effective or usable for a period of more than 45 consecutive days, or

vii.           the Exchange Offer Registration Statement is declared effective by the Commission but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Securities as contemplated by Section 3(f) of the Registration Rights Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(f)(B) of the Registration Rights Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 90 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 45 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a “Registration Default”), the per annum interest rate borne by this Security, so long as this Security is a Registrable Security, shall be increased (“Additional Interest”) by one-quarter of one percent (0.25%) per annum immediately following such 135-day period in the case of clause (i) above, immediately following such 180-day period in the case of clause (ii) above, immediately following such 45-day period in the case of clause (iii) above, immediately following any such 180-day period or 60-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 225-day period or 30-day period, whichever ends first, in the case of clause (v) above, immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vi) above, or immediately following the 90th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 45th consecutive day, whichever occurs first, that the Exchange Offer

Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed one-half of one percent (0.50%) per annum.  Upon the filing of the Exchange Offer Registration Statement after the 135-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, the consummation of the Exchange Offer after the 45-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 60-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 225-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause (vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, the interest rate borne by this Security from the date of such filing, effectiveness, consummation or resumption of effectiveness or usability, as the case may be, shall be reduced to the original interest rate so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such reduction in interest rate, one or more Registration Defaults shall again occur, the interest rate shall again be increased pursuant to the foregoing provisions.

The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Registrable Securities, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Securities entitled to receive the interest payment to be paid on such date as set forth in the Indentures. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.  Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, the Company hereby acknowledges and agrees that, under current interpretations of law by the Commission, Initial Purchasers holding unsold allotments of Securities acquired from the Company are not eligible to participate in the Exchange Offer.]

3.                                      Optional Redemption.

i.              The Company shall have the right to redeem, at any time prior to June 1, 2016, up to 35% of the aggregate principal amount of the Securities of this series (including any additional Securities) at a Redemption Price of 106.750% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to the rights of Holders of Securities on the relevant record date to receive accrued and unpaid interest on the relevant Interest Payment Date with the net cash proceeds of one or more Equity Offerings; provided that:

(a)           at least 65% of the aggregate principal amount of the Securities of this series (including any additional Securities) remains Outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company or its Affiliates); and

(b)           the redemption must occur within 60 days of the date of the closing of such Equity Offering.

ii.             The Company shall have the right to redeem, at any time prior to June 1, 2017, all or a part of the Securities of this series at any time or from time to time in part, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the redemption date, subject to the rights of Holders of Securities on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

iii.            The Company shall have the right to redeem, on or after June 1, 2017, all or a part of the Securities of this series at any time or from time to time in part, at the option of the Company, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below, subject to the rights of Holders of Securities on the relevant record date to receive accrued and unpaid interest on the relevant Interest Payment Date:

Year	Percentage
2017	103.375%
2018	101.688%
2019 and thereafter	100.000%

No Securities of $2,000 or less will be redeemed in part.  Notice of redemption will be given by mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

If less than all of the Securities are to be redeemed at any time, the Trustee will select Securities for redemption by a method the Trustee deems to be fair and appropriate and in accordance with the procedures of the relevant Depositary, which may including the following:

(1)                                 if the Securities are listed on any national securities exchange, in compliance with the requirements of such principal national securities exchange; or

(2)                                 if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee will deem fair and appropriate.

If any Security is to be redeemed in part only, the notice of redemption that relates to that Security will state the portion of the principal amount thereof to be redeemed.  A new Security in principal amount equal to the unredeemed portion of the original Security will be issued in the name of the Holder thereof upon cancellation of the original Security.  Securities called for redemption become due on the date fixed for redemption.  Unless the Company defaults in payment of the Redemption Price, on and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption even if Holders do not collect their money.

4.             Repurchase at Holders’ Option upon a Change of Control.  If a Change of Control shall occur at any time, then the Company shall be required to make an offer to each Holder of the Securities of this series to purchase such Holder’s Securities in whole or in part (equal to $2,000, or an integral multiple of $1,000 in excess thereof), at a purchase price (the “Change of Control Purchase

Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest on the principal amount being purchased to, but not including, the date of purchase (the “Change of Control Purchase Date”) and in accordance with the other procedures set forth in the Securities of this series; provided, however, that if the Change of Control Purchase Date is after a Regular Record Date and prior to the related Interest Payment Date, accrued and unpaid interest shall be payable to the Holders of those Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates pursuant to the offer mechanics described below (the “Change of Control Offer”); provided further, however, that the Company shall not be obliged to repurchase Securities of this series as described under this Section 4 in the event and to the extent that the Company have unconditionally exercised its right to redeem all of the Securities of this series pursuant to the provisions described under Section 3 above.

Within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Securities of this series by first-class mail, postage prepaid, at such Holder’s address appearing in the security register, stating:

•                                          that a Change of Control has occurred and the date of such event;

•                                          the circumstances and relevant facts regarding such Change of Control;

•                                          the Change of Control Purchase Price and the Change of Control Purchase Date which shall be fixed by the Company on a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act and any other applicable securities laws and regulations;

•                                          that any Security of this series not tendered shall continue to accrue interest and, unless the Company defaults in payment of the Change of Control Purchase Price, any Securities of this series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

•                                          that Holders shall be entitled to withdraw their election if the Company or the Trustee, as the case may be, receives, not later than the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased;

•                                          that Holders whose Securities were purchased in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

•                                          any other procedures the Holders must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities of this series, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the provisions of this Section 4 by virtue of such compliance.

The Change of Control provisions described in this Section 4 shall be applicable whether or not any other provisions of the Indenture or the Securities of this series are applicable.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture and the Securities of this series applicable to a Change of Control Offer made by the Company and purchases all such Securities validly tendered and not withdrawn under such Change of Control Offer.

The Trustee shall promptly authenticate and deliver a new Security or Securities equal in principal amount to any unpurchased portion of Securities surrendered, if any, to the Holder of Securities of this series in global form or to each Holder of certificated Securities; provided that each such new Security shall be in a principal amount of $2,000, or an integral multiple of $1,000 in excess thereof.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this covenant (other than the obligation to make an offer pursuant to this covenant), the Company shall comply with the securities laws and regulations and shall not be deemed to have breached the Company’s obligations described in this Section 4 by virtue thereof.

5.             Guarantees.  The Company may not permit any of its Subsidiaries to guarantee, or become a co-obligor on, any of the Company’s Debt Securities or the Debt Securities of any other of the Company’s Subsidiaries or issue any Debt Securities, unless such Subsidiaries also fully and unconditionally guarantee the Securities of this series on a senior basis; provided, that a Subsidiary shall not be required to guarantee the Securities of this series with respect to Debt existing on the Issue Date, so long as (1) the existing Debt is not subsequently guaranteed by such Subsidiary, (2) the existing Debt is not refinanced with Debt that is guaranteed by such Subsidiary, except for Debt that is refinanced on substantially similar terms as exist on the Issue Date, including Guarantees of such Debt, or (3) such Subsidiary does not subsequently become a co-obligor on the existing Debt. Each Subsidiary delivering a Guarantee of the Securities of this series shall be referred to as a “Subsidiary Guarantor.”

A Subsidiary Guarantor’s Securities Guarantee shall be automatically and unconditionally released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the Capital Stock (or the shares of any holding company of such Subsidiary Guarantor (other than the Company)) of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary, if the liability with respect to any Debt Securities in connection with which the Securities Guarantee was executed, or would have been executed pursuant to this Section 5 had a Securities Guarantee not been executed previously, is also released;

(2)                                 upon defeasance and discharge of the Securities as provided under Section 403 of the Indenture; or

(3)                                 so long as no Event of Default has occurred and is continuing, such Subsidiary Guarantor is unconditionally released and discharged from its liability with respect to all such Debt Securities in connection with which such Securities Guarantee was executed, or would have been executed pursuant to the preceding paragraph if such Subsidiary Guarantor had not already executed a Securities Guarantee; or

(4)                                 upon the full and final payment and performance of all of the Company’s obligations under the Securities of this series.

The Company covenants and agrees that it shall cause any Subsidiary that becomes obligated to guarantee the Securities pursuant to the terms of this Section 5 to execute a supplemental indenture and to deliver any other documents requested by the Trustee, in such form and substance as is satisfactory to the Trustee, pursuant to which such Subsidiary shall guarantee the obligations of the Company under the Securities and the Indenture in accordance with this Section 5.

6.                                      Certain Covenants.

i.              Restrictions on Liens.  The Company shall not, and shall not permit any Domestic Subsidiary to, issue, assume or guarantee any Debt if the Debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (“Lien”) upon any Operating Property of the Company or of any Domestic Subsidiary or upon any shares of stock or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with the Debt. This restriction does not apply to:

(1)                                 Liens on any property acquired, constructed or improved by the Company or any Domestic Subsidiary after July 1, 1987, which are created or assumed contemporaneously with, or within 180 days after, that acquisition or completion of that construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within the 180-day period) to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after July 1, 1987, or Liens existing on property at the time of its acquisition (including acquisition through merger or consolidation); provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Domestic Subsidiary;

(2)                                 Liens on property of any corporation existing at the time it becomes a Domestic Subsidiary;

(3)                                 Liens to secure Debt of a Domestic Subsidiary to the Company or to another Domestic Subsidiary;

(4)                                 Liens in favor of governmental bodies to secure partial progress, advance or other payments pursuant to any contract or statute or to secure Debt incurred to finance the purchase price or cost of constructing or improving the property subject to the Liens; or

(5)                                 Liens for extending, renewing or replacing Debt secured by any Lien referred to in clauses (1) to (4), inclusive, above or in this clause (5) or any Lien existing on the date that Securities of this series were first issued under the Indenture, provided that the principal amount of the new Debt secured by the relevant Lien does not exceed the principal amount of the Debt so secured at the time of the extension, renewal or replacement and that the extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced and improvements on that property.

This restriction does not apply to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt subject to a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company and the Company’s Domestic Subsidiaries (not including secured Debt permitted under the foregoing exceptions) and the Value of Sale and Lease-back Transactions existing at that time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of debt securities, including the Securities, or of Funded Debt or to the purchase of other Operating Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be secured with a Lien under clause (1) above), does not exceed the greater of $200,000,000 or 10% of Consolidated Net Tangible Assets.

ii.            Restrictions on Sale and Lease-back Transactions.  The Company shall not, and shall not permit any Domestic Subsidiary to, enter into any Sale and Lease-back Transaction unless the net proceeds of the Sale and Lease-back Transactions are at least equal to the fair value (as determined by the Board of Directors or the Company’s President or any of the Company’s Vice Presidents) of the Operating Property to be leased and either:

(1)                                 the Company or the Domestic Subsidiary would be entitled to incur Debt secured by a Lien on the property to be leased without securing the Securities of this series or any other debt securities issued under the Indenture, pursuant to clause (1) of the first paragraph or pursuant to the second paragraph under Section 6(i) hereof; or

(2)                                 the Value thereof would be an amount permitted under the second paragraph under Section 6(i) hereof; or

(3)                                 the Company, within 120 days of the effective date of any such arrangement (or in the case of (c) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 120 day period), applies an amount equal to the fair value (as so determined) of the Operating Property:

a)                         to the redemption or repurchase of debt securities issued under the Indenture;

b)                         to the payment or other retirement of the Company’s Funded Debt that ranks pari passu with the Securities of this series or of Funded Debt of a Domestic Subsidiary (other than, in either case, Funded Debt owned by the Company or a Domestic Subsidiary); or

c)                          to the purchase of Operating Property (other than that involved in the Sale and Lease-back Transaction).

7.             Events of Default. “Event of Default” shall mean with respect to the Securities of this series, any of the following:

(1)                                 default in the payment of principal or premium, if any, on the Securities when due;

(2)                                 default in the payment of any interest on any Securities when due, continued for 30 days;

(3)                                 there shall be a default in the performance or breach of the provisions described in Article Eight of the Indenture or Section 4 hereof;

(4)                                 default in the performance, or breach, of any of the Company’s other covenants in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Securities of this series), continued for 60 days after written notice to the Company by the Trustee or the Holders of at least 10% in principal amount of the Securities;

(5)                                 there shall be a default under any mortgage, indenture or instrument under which there may be incurred or by which there may be secured or evidenced any Debt by the Company or any Domestic Subsidiary whether such Debt now exists, or is created after the Issue Date, if that default:

•                                          is caused by a failure to make any payment when due at the final maturity of such Debt (a “Payment Default”); or

•                                          results in the acceleration of such Debt prior to its express maturity,

and, in each case, the amount of any such Debt, together with the amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(6)                                 failure by the Company or any of the Company’s Domestic Subsidiaries to pay final judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                 any Securities Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Securities Guarantee;

(8)                                 a court having jurisdiction in the premises enters a decree or order for:

•                                          relief in respect of the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•                                          appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Subsidiary Guarantor or any Significant Subsidiary; or

•                                          the winding up or liquidation of the affairs of the Company, or any of its Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(9)                                 The Company, any Subsidiary Guarantor or any of its Significant Subsidiary:

•                                          commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

•                                          consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiary or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiary; or

•                                          effects any general assignment for the benefit of creditors.

If an Event of Default described in clauses (1) through (7) of the prior paragraph with respect to the Securities of this series occurs and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Securities of this series, by notice to the Company, may declare the principal of all of such Securities to be due and payable immediately and upon such declaration the principal amount shall become immediately due and payable.  If an Event of Default described in clauses (8) or (9) of the prior paragraph occurs and is continuing, then all the Securities of this series shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest to the date the Securities of this series become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

8.                                      Defeasance.  The Indenture contains provisions for defeasance at any time of the Company’s obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

9.                                      Modification and Waiver.  The Company and the Trustee may modify and amend the Indenture with respect to the Securities of this series with the consent of the holders of a majority in principal amount of the Securities.  However, without the consent of each affected Holder, no modification or amendment may:

•                                          change the Stated Maturity of the principal, or any installment of principal or interest, on the Securities or alter the provisions with respect to the redemption of the Securities;

•                                          reduce the principal, premium, if any, or any interest rate on the Securities of this series;

•                                          change the Company’s obligation to maintain an office or agency in the places and for the purposes specified in the Indenture or the currency of payment of principal or interest on the Securities of this series;

•                                          impair the right to institute suit to enforce any payment after the Stated Maturity or redemption date;

•                                          reduce the percentage of the principal amount of Securities of this series required to approve any modification or amendment of the Indenture;

•                                          reduce the percentage of the principal amount of Securities required to approve any waiver of compliance with provisions of the Indenture or the Securities of this series or waiver of defaults;

•                                          impair the right to institute suit for the enforcement of any payment on or with respect to the Securities of this series;

•                                          amend, change or modify the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4 hereof including, in each case, amending, changing or modifying any definition relating thereto;

•                                          except as otherwise permitted under Article Eight of the Indenture, consent to the assignment or transfer by the Company of any of the Company’s rights or obligations under the Indenture;

•                                          modify any of the provisions of this Section 9, Section 513 or Section 1013 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Securities affected hereby; provided however that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9 and Section 1013 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8) of the Indenture.

The Company and the Trustee may, without the consent of any Holders of the Securities of this series, modify the Indenture with respect to such Securities to:

•                                          evidence the succession of another Person as obligor under the Indenture and the Securities of this series;

•                                          add to the Company’s covenants under the Indenture or add additional Events of Default;

•                                          change or eliminate any provision of the Indenture, provided that the change or elimination becomes effective only when there is no outstanding note which is entitled to the benefit of that provision;

•                                          secure the Securities pursuant to the requirement described above under Section 6(i) hereof;

•                                          establish the form or terms of a series of debt securities; or

•                                          cure any ambiguity, correct or supplement any provision which may be inconsistent, or make any other provision as to matters or questions under the Indenture, provided that action does not adversely affect the interests of Holders of the Securities of this series in any material respect.

The Holders of a majority in principal amount of the Securities of this series may, on behalf of the holders of all such Securities, waive, insofar as that series is concerned, the Company’s compliance with covenants set forth in Section 6 hereof and in Sections 1004 to 1008 of the Indenture.

The holders of a majority in principal amount of the outstanding Securities of this series may, on behalf of the Holders of all such Securities, waive any past default under the Indenture with respect to the Securities of this series.  However, they may not waive a default in the payment of principal, premium, if any, or interest on any note or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security of this series.

10.                               Definitions.

“Applicable Premium” means, with respect to any Security on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of such Security; or

(2)                                 the excess of:

a.              the present value at such redemption date of (i) the redemption price of the Security at June 1, 2017 (such redemption price being set forth in the table appearing in Section 3(iii) above) plus (ii) all required interest payments due on the Security through at June 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

b.              the principal amount of such Security.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board of Directors” means, either the Company’s board of directors or the Company’s duly authorized executive committee of that board.

“Business Day” means, with respect to the Securities of this series, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation) substantially as an entirety, in one or a series of related transactions, of the properties or assets of the Company and the Company’s Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2)                                 the adoption of a plan relating to the Company’s liquidation or dissolution;

(3)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of 40% or more of the voting power of the Company’s Voting Stock;

(4)                                 the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(5)                                 the Company consolidates with, or merge with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Company’s Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes, directly or indirectly, the Beneficial Owner of 40% or more of the voting power of the Voting Stock of the surviving or transferee Person.

“Commission” as used in the certificates evidencing the Securities (other than the certificates evidencing the Exchange Securities), means the Securities and Exchange Commission or any successor thereto.

“Consolidated Net Tangible Assets” means the total of all the assets appearing on the consolidated balance sheet of the Company and the Company’s Subsidiaries less the following:

(1)                                 current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of original creation thereof but maturing within 12 months from the date of determination;

(2)                                 reserves for depreciation and other asset valuation reserves;

(3)                                 intangible assets including, without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on the balance sheet; and

(4)                                 appropriate adjustments on account of minority interests of other Persons holding stock in any Subsidiary.

Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company and its Subsidiaries are engaged and which are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who:

(1)                                 was a member of the Board of Directors on the Issue Date; or

(2)                                 was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Debt” means all indebtedness for money borrowed.

“Debt Securities” means any Debt (including any Guarantee) issued in the form of a security in connection with a public offering, in a private placement pursuant to Rule 144A, Regulation S or otherwise under the Securities Act of 1933, as amended (the “Securities Act”) or sold on an agency basis by a broker-dealer or one of its affiliates and traded or able to be traded on a public or private basis; provided that Securities shall not mean any industrial revenue bonds.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the date on which the Securities mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock.  The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is one year after the date on which the Securities mature.

“Domestic Subsidiary” means any Subsidiary which owns an Operating Property.

“Equity Offering” means any public or private placement of the Company’s Capital Stock (other than Disqualified Stock) (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Subsidiary.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Exchange Securities” means any of the Exchange Securities (as defined in the Registration Rights Agreement).

“Funded Debt” means any Debt which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 12 months after the date of the creation of such Debt.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt of another Person.

“Initial Purchaser” means any one of the Initial Purchasers (as defined in the Registration Rights Agreement).

“Issue Date” means the date of original issuance of the Securities of this series under the Indenture.

“Operating Property” means any manufacturing or processing plant, office facility, retail store, warehouse, distribution center or equipment located within the United States of America or its territories or possessions and owned and operated now or hereafter by the Company or any Domestic Subsidiary and having a book value on the date as of which the determination is being made of more than 0.65% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Private Exchange Securities” means any of the Private Exchange Securities (as defined in the Registration Rights Agreement).

“Prospectus” has the meaning set forth in the Registration Rights Agreement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registrable Securities” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 21, 2013, between the Company and Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, as representatives of the several initial purchasers party thereto.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Restricted Security” means any Security except for (i)  an Exchange Security issued pursuant to the Exchange Offer, (ii) a Security which has been sold or transferred pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, (iii) a Security from which the Securities Act Legend has been removed in accordance with the terms of the Securities, and (iv) a Security issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities.

“Rule 144” means Rule 144 under the Securities Act, including all successor provisions thereto.

“Rule 144A” means Rule 144A under the Securities Act, including all successor provisions thereto.

“Sale and Lease-back Transaction” means any arrangement with any Person providing for the leasing to the Company or any Domestic Subsidiary of any Operating Property (except for temporary leases for a term, including any renewal thereof, of not more than 36 months and except for leases between the Company and a Domestic Subsidiary or between Domestic Subsidiaries), which Operating Property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to that Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Guarantee” means the Guarantee of the Securities of this series by a Subsidiary.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act; provided, however, that 5% will be substituted for 10% in each place that it appears in such definition.

“Stated Maturity,” when used with respect to the notes and any payment of principal thereof or interest thereon, means the date specified in such note as the fixed date on which the principal of such note or interest payment is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Securities are defeased or satisfied and discharged, of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2017; provided, however,  that if the period from the redemption date to June 1, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

“Value” means, with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to that Sale and Lease-back Transaction or (2) the fair value in the opinion of the Company’s Board of Directors or the Company’s President or any of the Company’s Vice Presidents of that property at the time of entering into the Sale and Lease-back Transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease which is part of the Sale and Lease-back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard to any renewal or extension options contained in the lease.

“Voting Stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

11.                               Miscellaneous.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations (including, if this Security is a Global Security, the limitations set forth on the first page hereof) therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - Custodian
(Cust) (Minor)
under the Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

NOTICE:  The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever.  The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee “medallion” program pursuant to Commission Rule 17Ad-15.

TRANSFER CERTIFICATE

Re:                             SUPERVALU INC.

6.750% Notes due 2021 (the “Securities”)

Reference is hereby made to the Indenture dated as of  July 1, 1987, between Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), and SUPERVALU INC. (the “Company”) as amended and supplemented by the First Supplemental Indenture dated as of August 1, 1990 (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (as amended and supplemented, the “Indenture”).  Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture.

This Certificate relates to $                     principal amount of Securities (the “Specified Securities”) represented by a Certificated Security registered in the name of the undersigned (the “Transferor”).  The Transferor has requested a transfer of the Specified Securities to a QIB (as defined below) who will take delivery thereof in the form of a beneficial interest in a Global Security.

In connection with such request, the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

1☐                            The Specified Securities are being transferred pursuant to an effective registration statement under the Securities Act; or

2☐                            The Specified Securities are being transferred to the Company or any Subsidiary of the Company; or

3☐                            The Specified Securities are being transferred pursuant to and in compliance with Rule 144A under the Securities Act to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A) (a “QIB”) that is purchasing the Specified Securities for its own account or for the account of another QIB, in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A; and if the Specified Securities are beneficial interests in a Regulation S Global Security, such Specified Securities are being transferred in accordance with all applicable securities laws of the states of the United States and other jurisdictions; or

4☐                            The Specified Securities are being acquired for the undersigned’s own account, without transfer; or

5☐                            The Specified Securities are being transferred pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act (and, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through the Euroclear System or Clearstream Banking, S.A.); or

6☐                            The Specified Securities are being transferred pursuant to Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act.

This Certificate and the statements contained herein are made for the benefit of the Trustee, the Company and the initial purchasers, in the initial offering of the Securities.

(Insert Name of Transferor)

By:

Date:

TO BE COMPLETED BY TRANSFEREE
IF (3) ABOVE IS CHECKED:

The undersigned transferee represents and warrants that (i) it is a QIB (as defined above) and is aware that the Specified Securities (as defined above) are being transferred in reliance on Rule 144A (as defined above), (ii) the undersigned is acquiring the Specified Securities for its own account or for the account of one or more other QIBs over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Securities are being transferred in reliance on Rule 144A) and (iii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers.  The undersigned transferee acknowledges and agrees that the Specified Securities have not been registered under the Securities Act (as defined above), and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:
(Insert Name of Transferee)

By:
Executive Officer

FORM OF REGULATION S TRANSFER CERTIFICATE

Re:                             SUPERVALU INC.

6.750% Notes due 2021

In connection with our proposed sale of $                         aggregate principal amount of the 6.750% Notes due 2021 (the “Securities”) of SUPERVALU INC. (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a)              the offer of the Securities was not made to a person in the United States;

(b)              either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c)               no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

(d)              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be, and that the interest being transferred will be held immediately after such transfer through the Euroclear System or Clearstream Banking, S.A.; or

We also hereby certify that we [are] [are not] an affiliate of the Company and, to our knowledge, the transferee of the Securities [is] [is not] an affiliate of the Company.

Deutsche Bank Trust Company Americas, as Trustee, and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

cc:  SUPERVALU INC.

SCHEDULE A

Schedule of Increases and Decreases in Global Security

The initial principal amount of this Global Security is $                        .  The following increases or decreases in the principal amount of this Global Security have been made:

Date made	Amount of increase in principal amount of this Global Security	Amount of decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4 of the Security, check the box below:

☐ Section 4

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4 of the Security, state the amount you elect to have purchased:  $

Date:

Your Signature:

(Sign exactly as your name appears on the Security)

Signature Guarantee:

Tax Identification No: